UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 12, 2006

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor

Irving, Texas

75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2006, the registrant’s board of directors approved the Stock Option Plan for FIRSTPLUS Financial Group, Inc. (the “Plan”). The primary purpose of the Plan is to advance the interests of the registrant by providing an additional incentive in the form of stock options and restricted stock to attract and retain qualified and competent employees upon whose efforts and judgment its success is largely dependent. The Plan made 4,500,000 shares of the registrant’s common stock available for issuance as awards under the Plan. Officers, director and employees of the registrant, and employees of the registrant’s wholly-owned subsidiary, Ole Auto Group, Inc., are eligible to receive awards under the Plan.

A total of 4,500,000 shares of the registrant’s common stock are available for issuance under the Plan. Awards under the Plan may consist of a stock option or a restricted share award. Stock options may take the form of an incentive stock option or a non-qualified stock option. The Plan will be administered, including determination of the recipients of, and the nature and size of, awards granted under the Plan, by the committee of the board of directors meeting the criteria set forth in the Plan. If the board of directors has not appointed such a committee, the Plan will be administered by the board of directors.

The exercise price of an option shall not be less than the fair market value, as defined under the Plan, on the date of grant. Unless otherwise provided in an option agreement, options granted under the Plan will vest as follows:

•	one-third of the shares will vest on the date of grant;
•	one-third of the shares will vest on the first anniversary of the date of grant; and
•	one-third of the shares will vest on the second anniversary of the date of grant.

Unless the terms of an option agreement provide for a different date of termination, the unexercised portion of an option award shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

•	immediately upon termination of employment (or termination of service as a director) with the registrant as a result, in whole or in material part, of a discharge for cause;
•

the 60th day following optionee’s termination of employment (or termination of service as a director) with the registrant for any reason except cause; provided, however, that if the optionee shall die during such sixty (60) day period, he or she will be deemed to have terminated employment (or termination of service as a director) as a result of death, and the termination of the option will be governed by the previous clause; or

•	on the 180th day following a termination of employment (or termination of service as a director) by reason of death or disability; or
•	the tenth (10th) anniversary of the date of grant.

The restricted stock awards will be subject to the restrictions and the restriction period determined by the board of directors. Each grant of restricted stock may be subject to a different restriction period. The holders of restricted stock will have the right to vote the shares but will not have the right to receive any dividends declared or paid with respect to the shares. The recipient of a restricted stock award will be required to purchase the restricted stock from the registrant at a purchase price equal to the greater of (a) the aggregate par value of the shares represented by such restricted stock, or (b) the purchase price, if any, specified in a restricted stock agreement. Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, having properly paid the purchase price, the restrictions applicable to shares of restricted stock shall lapse, and, unless otherwise provided in restricted stock agreement, the shares shall be delivered, free of all such restrictions, to the holder.

On December 12, 2006, the registrant’s board of directors approved awards of 470,000 stock options to be granted under the Plan to each of:

Name	Title
Robert P. Freeman	Director, Chairman of the Board
John R. Fitzgerald	Director
Daniel P. Phillips	Director, President and Chief Executive Officer
David B. Ward	Director
James Roundtree	Director, Chief Financial Officer
Jack (J.D.) Draper	Executive Vice President
Daniel Chu	Director and Co-President of Ole Auto Group, Inc.
Eddie Perkins	Director and Co-President of Ole Auto Group, Inc.

The exercise price per share for each of the awards is $.08 per share, and each award has a term of 10 years. The options vest with respect to one-third of the shares issuable thereunder on the date of grant, one-third of the shares on the first anniversary of the date of grant and one-third of the shares on the second anniversary of the date of grant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Director

On December 12, 2006, the registrant’s board of directors increased the size of the board of directors to five and appointed James Roundtree to fill the newly created vacancy on the board of directors.

James Roundtree. Mr. Roundtree has served as the registrant’s Chief Financial Officer since November 2006. From 1996 to 2001, Mr. Roundtree served in various financial positions within the registrant and its wholly owned subsidiary FirstPlus Financial, Inc., primarily as chief accounting officer and CFO. Currently, Mr. Roundtree serves on the Board of Managers and is a Member and the CFO of Capital Lending Strategies, LLC, a position he has held since 2003. Prior to working with Capital Lending Strategies, LLC, Mr. Roundtree was self employed as a consultant from 2001 until 2003. Mr. Roundtree worked in public accounting from 1984 through 1996, primarily with Ernst & Young, providing attestation services to financial institutions. Mr. Roundtree holds a Bachelor of Science in Accounting from the University of Texas at Dallas and a Juris Doctorate from William Howard Taft University.

The registrant’s executive offices are shared with the facilities leased by Capital Lending Strategies, LLC (“Capital Lending”), which incurs the cost and full responsibility of the lease. The value of this lease arrangement to the registrant amounted to $320 in 2004 and $400 in 2005. There is no formal agreement between the registrant and Capital Lending with respect to the lease arrangement. Mr. Roundtree is the Chief Financial Officer and a Member of Capital Lending and is on the Board of Managers of Capital Lending. The registrant is a Member of Capital Lending, but the registrant assigned its remaining ownership interests to the plaintiffs’ co-lead counsel in escrow on behalf of the authorized claimants under the settlement of the registrant’s consolidated class action lawsuit styled In re: FirstPlus Financial Group, Inc. Securities Litigation, Civil Action No. 3:98-CV-2551-M, a securities-related lawsuit settled in October 2003.

The registrant has outstanding loans to Capital Lending in an outstanding amount of approximately $90,192 as of September 30, 2006 based on a series of loan advances made to Capital Lending in 2002, 2003 and 2004 pursuant to a revolving promissory note. The note allows Capital Lending to borrow, repay and re-borrow in the maximum amount of $275,000. The outstanding amounts under the note accrue interest at rate per year equal to the prime rate as set forth in the Money Rates section of the Wall Street Journal plus one percent. Any advance under the note, together with accrued and unpaid interest in connection with the advance, matures on the second anniversary of the advance, and the note provides for remedies for nonpayment. The last advance was made in January 2004. Capital Lending has been making regular payments on the loans in varying amounts on a twice-monthly basis since January 2003 as requested by the registrant. The parties have informally permitted borrowings and repayments on terms at odds with the specific provisions of the note to provide flexibility in the payment arrangement and based on the capital needs of the registrant at the times of the repayments. Had the parties enforced this provision, as of December 31, 2005 approximately $117,786 would have been in default for nonpayment at maturity. However, since the note is a revolving note which provides Capital Lending the ability to borrow, repay and re-borrow funds under the note, the registrant has not insisted that Capital Lending re-borrow funds to re-pay amounts outstanding under the note that have matured, as permitted by the note, since the economic impact to the parties in that situation would have been similar to the current repayment practices of the parties.

(e)	Compensatory Arrangements of Certain Officers

See Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ James Roundtree
James Roundtree
Chief Financial Officer